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                                                                        Ex-10.13
                                                  Transitional Co-Pack Agreement


                         TRANSITIONAL CO-PACK AGREEMENT

            THIS TRANSITIONAL CO-PACK AGREEMENT (this "Agreement"), dated as of July 1, 1997, by and between KRAFT FOODS, INC., a Delaware corporation ("Co-Packer"), and Aurora Foods Inc. (formerly MBW Foods Inc.), a Delaware corporation ("Buyer");

                              W I T N E S S E T H:

            WHEREAS, Buyer has purchased the LOG CABIN(R), COUNTRY KITCHEN(R) and WIGWAM(R) syrup business (the "Business") of Co-Packer pursuant to that certain Asset Purchase Agreement, dated as of May 7, 1997, by and between Co-Packer and Buyer (the "Asset Purchase Agreement");

            WHEREAS, pursuant to the Asset Purchase Agreement, Buyer has purchased from Co-Packer certain machinery and equipment used in the Business, a list of which is attached hereto as Exhibit A (the "Equipment");

            WHEREAS, ownership of (and risk of loss with respect to) the Equipment has been transferred to Buyer as of the Closing Date (as defined in the Asset Purchase Agreement);

            WHEREAS, Buyer wishes to engage Co-Packer for the purpose of manufacturing, processing and packaging the syrup products listed on Exhibit B attached hereto (the "Product"), utilizing the Equipment owned by Buyer and located at Co-Packer's facilities in Chicago, Illinois (the "Chicago Facility") and Allentown, Pennsylvania (the "Allentown Facility" and, together with the Chicago Facility, the "Facilities"); and

            WHEREAS, Co-Packer wishes to utilize certain of the Equipment owned by Buyer for the purpose of manufacturing, processing and packaging the syrup products listed on Exhibit C attached hereto (the "Co-Packer Product") in order to enable Co-Packer to continue (i) to supply such Co-Packer Product to Alliant Foodservice ("Alliant") pursuant to the Distribution Agreement, dated as of February 13, 1995, by and among Co-Packer, Alliant and CDRF Acquisition Corporation (the "Distribution Agreement") and (ii) to export such Co-Packer Product to Mexico;
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            NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1.    Product and Its Manufacture/Packaging

      1.1 Subject to and on the terms and conditions hereof, Co-Packer shall supply the Product to Buyer.

      1.2 Subject to and on the terms and conditions hereof, Co-Packer shall manufacture and process the Product in accordance with the formulas, raw and packaging material specifications and finished product standards, the equipment and the manufacturing practices (collectively, the "Specifications") used by Co-Packer in manufacturing the Product as of the date of the Asset Purchase Agreement. Subject to Co-Packer's approval (which shall not be unreasonably withheld), the Specifications may be changed by Buyer from time to time on ninety (90) days' prior written notice; provided, however, that Co-Packer and Buyer shall mutually agree upon a schedule for any such Specifications change to minimize the incremental costs resulting from such change; and further provided, however, that (i) Buyer shall pay for any necessary administrative or technical support services relating to the implementation of any such change to the Specifications and shall promptly reimburse Co-Packer for any and all expenses and costs associated with or arising out of any such change in the Specifications (including the write-off of any stock of raw and packaging materials (including labels) and work-in-process and any start-up costs), (ii) Buyer shall pay for and provide any new equipment necessary to produce Product with such changed Specifications and (iii) the prices (and all components thereof) charged for the Product as set forth on Exhibit B attached hereto may be adjusted by Co-Packer (on a retroactive basis to the date of such Specifications change) to reflect incremental costs resulting from any such change in the Specifications. Co-Packer shall notify Buyer in writing of any such price changes and Exhibit B shall be deemed to be amended to reflect the new prices in effect for the Product as a result of any such change in the Specifications.

      1.3 All packaging (including labels) for the Product shall have been approved by Buyer prior to use; provided, however, that the types and designs of the stock of packaging existing as of the date of this Agreement shall be deemed approved. Buyer hereby grants to Co-Packer the right and license to use Buyer's trademarks relating to the Product solely for the purpose of performing services under this Agreement during the term hereof. Co-Packer shall not use packaging materials for the Product for any purpose other than the exercise of its rights and performance of its obligations pursuant to this Agreement. Co-Packer hereby grants to Buyer a fully-paid license to sell Product with labels bearing the trademarks


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"KRAFT", "KRAFT FOODS", "KRAFT GENERAL FOODS" and the "KRAFT IN ELONGATED
HEXAGON" design but only to the extent of the supply of labels for Product existing as of the date of this Agreement (and in no event for more than one year from the date hereof), and thereafter Buyer shall have no right or license hereunder to use the trademarks "KRAFT", "KRAFT FOODS", "KRAFT GENERAL FOODS" and the "KRAFT IN ELONGATED HEXAGON" design in any way.

      1.4 Co-Packer shall replace without charge any Product not complying with the Specifications or having any defects in manufacturing or packaging demonstrated to have existed at the time of shipment to Buyer ("Defective Product"); provided that Buyer gives Co-Packer reasonably prompt written notice upon discovery of any Defective Product; and provided, further, however, that Buyer shall bear any losses due to Defective Product or otherwise unsaleable Product attributable in any respect to the Specifications relating thereto (including any change to the Specifications pursuant to Section 1.2 hereof).

      1.5 Co-Packer shall continue to purchase all raw and packaging materials used for the Product, other than those raw and packaging materials purchased by Buyer pursuant to the Asset Purchase Agreement (which shall be used to manufacture, process and package the Product on a "first-in, first-out" basis before Co-Packer uses any similar materials acquired after the date hereof), and Co-Packer shall retain title thereto until title to finished Product has passed to Buyer pursuant to Section 4.3 hereof. In the event Buyer desires to supply any raw or packaging materials to Co-Packer, Buyer shall make a written proposal to Co-Packer (which proposal shall describe the method of procurement of such materials by Co-Packer), and if Co-Packer's computer systems permit Co-Packer to procure such materials on a basis which does not unreasonably burden Co-Packer or unreasonably interfere with the manner in which Co-Packer procures other raw and packaging materials or the manner in which it performs its other duties under this Agreement or the Transition Services Agreement (e.g., invoicing, shipping, etc.), Co-Packer shall reasonably cooperate with Buyer to implement Buyer's proposal. If Buyer's proposal is implemented, the Raw Material Cost (as defined below) and/or Packaging Cost (as defined below) shall be reduced for any Product using such materials supplied by Buyer by the cost of such materials so supplied, and Buyer shall be responsible for any additional costs (or additional yield losses) incurred by Co-Packer as a result of using such materials supplied by Buyer.

      1.6 Yield losses, on a monthly basis, for raw materials shall be maintained by Co-Packer at or below historical levels (calculated by averaging Co-Packer's monthly loss allowances for such raw materials during the twelve-month period immediately preceding the date of this Agreement), except to the extent changes in Specifications result in higher levels.


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2.    License to Use Equipment

      2.1 Buyer hereby grants to Co-Packer and its affiliates (and Co-Packer hereby accepts) a fully-paid right and license to use at the Facilities the Equipment for the sole and exclusive purpose of manufacturing and packaging (i) the Product for Buyer during the term of this Agreement, (ii) the Co-Packer Product during the period beginning on the date of this Agreement and ending, with respect to any such Equipment, on the thirtieth day preceding the removal of such Equipment from a Facility, and (iii) Product for export and sale in jurisdictions other than the United States. The Equipment shall at all times be and remain the property of Buyer, Co-Packer shall have no interest therein or rights thereto except as provided in this Agreement, and Buyer shall bear the risk of loss of such Equipment at all times during the term of and following the termination or expiration of this Agreement. Except as otherwise provided in the last sentence of Section 2.3 below, Co-Packer shall not remove the Equipment from the Facilities during the term of this Agreement, or during the forty-five
(45) day period thereafter, without Buyer's written consent. If requested by Buyer, Co-Packer shall affix to the Equipment asset tags supplied by Buyer indicating that the Equipment is the property of Buyer.

      2.2 Co-Packer agrees to provide normal routine maintenance for the Equipment as has historically been performed on the Equipment at such intervals as has been historically performed to maintain the Equipment in good working order in all material respects; provided that Buyer shall bear the cost of all spare parts (other than those purchased by Buyer pursuant to the Asset Purchase Agreement) necessary to provide such normal routine maintenance (it being understood that an estimate of such spare parts costs has been included in the Manufacturing Variable, Labor and Expense Costs (as defined below) set forth on Exhibit B attached hereto and that Buyer shall not be separately charged to the extent reflected therein). Buyer shall bear all costs of repairs to the Equipment that are not normal and routine, including repairs that extend the useful life of the Equipment beyond routine maintenance and servicing (referred to herein as "Capital Repairs"). If Co-Packer determines that the Equipment requires any Capital Repairs, Co-Packer shall promptly advise Buyer thereof by telephone or telecopy. Buyer shall have the right to direct a reasonable manner in which Capital Repairs shall be effected, and Co-Packer shall abide by such directions; provided that if Buyer fails to deliver such directions within three
(3) business days of its receipt of the notice from Co-Packer of the need therefor, Co-Packer may effect, at Buyer's expense, such Capital Repairs as it determines in its reasonable discretion are appropriate. Buyer shall bear all costs of all Capital Repairs, including labor expense and technical support incurred by Co-Packer during the course of such repairs. Co-Packer shall invoice Buyer therefor on an as-provided basis, which invoice shall be accompanied by the invoices or vouchers for such costs. Buyer shall pay such invoice within twenty
(20) days of receipt thereof. Co-Packer shall be excused from performance hereunder to the extent any of the Equipment is not in working condition, except to the extent such Equipment is not in working condition due to the fault of Co-Packer. Buyer shall be responsible for the purchase of any new equipment (including any new tool, die and mold costs) and spare parts necessary to (i) maintain or increase production of the Product or (ii) produce any Product with Specifications which have been changed by Buyer pursuant to Section 1.2 hereof or as a result of changes in regulatory requirements.

      2.3 Buyer shall remove Equipment from the Facilities within sixty (60) days following the termination of production with such Equipment. Co-Packer shall reasonably cooperate with Buyer in removing the Equipment. Co-Packer shall, at Co-Packer's cost, remove all utility sources and shared piping, bulk handling, materials handling and related equipment from the Equipment and prepare for and remove the Equipment from the production floor, crate the Equipment (where practicable) and deliver the Equipment to Buyer at the loading dock of the applicable Facility at which the Equipment is located in a manner suitable for shipping, F.O.B. loading dock of such Facility. Buyer and Co-Packer shall jointly develop a timetable for the preparation for removal of, and the removal and shipping of, the Equipment, and Buyer shall be responsible for removing the Equipment from the loading dock of the applicable Facility and shipping the Equipment. When removing such Equipment from any Facility, Buyer and its agents shall comply with all rules and regulations of Co-Packer relating to such Facility, and Buyer shall be responsible for any damages to such Facility caused by Buyer and its agents during such removal. If Buyer fails to remove any Equipment from the Facilities within sixty (60) days following the termination of production with such Equipment (provided that such Equipment was available for removal a reasonable time prior thereto), Co-Packer may, at Buyer's expense and risk, arrange for such removal and shipment to Buyer, or, if Buyer refuses to accept the Equipment, Co-Packer may, at Buyer's expense and risk, arrange for the removal, shipment and/or scrapping of the Equipment.

      2.4 Buyer shall provide at least sixty (60) days' notice to Co-Packer of its intention to cease production pursuant to this Agreement at the Chicago Facility and at least ninety (90) days' notice to Co-Packer of its intention to cease production pursuant to this Agreement at the Allentown Facility so as to permit Co-Packer to build inventories of the Co-Packer Product prior to the removal.

3.    Estimates, Orders and Volume Requirements

      3.1 Buyer shall, on a monthly basis, provide a rolling 13-week production requirements forecast (each, a "Forecast") by SKU and distribution center. Buyer shall be responsible for all the Product produced by Co-Packer in reasonable reliance on each Forecast. Buyer shall place firm orders for the Product for no less than the minimum run quantity set forth in Exhibit B, and orders for less than such minimum run quantity shall be treated by Co-Packer as orders for such minimum run quantity. Exceptions to minimum run quantities shall be made only by mutual consent in writing between Buyer and Co-Packer, and Buyer shall bear all incremental costs associated with such exceptions to minimum run quantities. Buyer shall, in accordance with Section 6.3 hereof, bear the cost of any unused raw materials and packaging materials procured by Co-Packer in reliance on the Forecast in the event that Buyer's firm orders for specific Product are lower than the Forecast for such Product. Buyer shall provide Co-Packer reasonable notice of any increases in any Forecast due to any material increase in demand and shall bear the incremental costs resulting from any increase in production to meet such demand. To the extent such increases in Forecasts exceed Co-Packer's manufacturing capacity and/or raw or packaging material availability, Buyer and Co-Packer shall mutually agree upon product scheduling to deliver priority customer orders.

      3.2 In the event of any failure by Co-Packer timely to deliver the Product to Buyer in the quantities set forth in any Order or in compliance with the Specifications, Buyer shall use all commercially reasonable efforts to mitigate or eliminate any adverse impact to Buyer resulting from such failure, and Co-Packer shall use all commercially reasonable efforts to resume full performance of its obligations hereunder as soon as practicable following the onset of the events or circumstances giving rise to such failure.

4.    Storage and Handling, Redistribution and Delivery

      4.1 Co-Packer shall provide storage and handling services for the Product at the applicable production Facility and in Co-Packer's distribution centers. The cost of such storage and handling services shall be included in the Variable Warehousing Costs (as defined below) for Product set forth on Exhibit B attached hereto. Finished Product shall remain in Facilities no longer than 60 days from the date of production of such Product.

      4.2 Co-Packer shall load and ship the Product, with appropriate shipping documents, to such delivery point (e.g., customer warehouses or other final destination) and in such quantities as may be designated by Buyer in its Order for such Product. Co-Packer shall bear all responsibility for selecting the carrier, including the scheduling of pickups and negotiating of freight rates. The cost of such transportation services for Product, including, as applicable, the cost of transporting Product from the Facility at which such Product was produced to a distribution center determined by Co-Packer, between distribution centers and to Buyer's customers (collectively, "Freight Costs"), shall be charged to Buyer (i) where actual cost information is available, at Co-Packer's actual cost for such services or (ii) where actual cost information is not available, on an allocated basis consistent with Co-Packer's past custom and practice of allocating such costs. Co-Packer shall not provide any storage, handling or distribution services with respect to any products manufactured by Buyer or third parties.

      4.3 During the term of the Transition Services Agreement, delivery shall be made in accordance with the terms of the Transition Services Agreement, and title to (and risk of loss with respect to) the Product shall pass to Buyer at such time as Co-Packer ships the Product to Buyer's customers. After the term of the Transition Services Agreement, Co-Packer shall deliver the Product at the loading dock of the Facility at which such Product was produced, F.O.B. dock of production, and title to (and risk of loss with respect to) the Product shall pass to Buyer upon such delivery.

5.    Price and Payment

      5.1 Buyer shall pay Co-Packer the prices for Product set forth on Exhibit B attached hereto, subject to adjustment by Co-Packer from time to time as described below. Such prices include the following components: (i) Raw Material Costs, (ii) Packaging Costs, (iii) Manufacturing Variable, Labor and Expense Costs, (iv) Variable Warehousing Costs and (v) Fixed Overhead Costs. Buyer shall also reimburse Co-Packer for all Freight Costs.

            5.1(a) Buyer shall pay the actual cost of raw materials for Product ("Raw Material Costs"). Current estimates of Raw Material Costs for each Product are set forth on the appropriate tier price list for such Product on Exhibit B attached hereto. Raw Material Costs are subject to adjustment pursuant to Section 5.2 hereof.

            5.1(b) Buyer shall pay the actual cost of packaging materials for Product ("Packaging Costs"). Current estimates of Packaging Costs for each Product are set forth on the appropriate tier price list for such Product on Exhibit B attached hereto. Packaging Costs are subject to adjustment pursuant to Section 5.2 hereof.

            5.1(c) Buyer shall pay the Manufacturing Variable, Labor and Expense Costs for Product set forth on the appropriate tier price list for such Product on Exhibit B attached hereto. For purposes of this Agreement, "Manufacturing Variable, Labor and Expense Costs" shall mean for any Product all variable costs (other than Raw Material Costs and Packaging Costs) relating to the manufacture, process and packaging of such Product (e.g., conversion costs). Manufacturing Costs are subject to adjustment pursuant to Section 5.3 hereof.

            5.1(d) Buyer shall pay the Variable Warehousing Costs for Product set forth on the appropriate tier price list for such Product on Exhibit B attached hereto. For purposes of this Agreement, "Variable Warehousing Costs" shall mean for any Product all variable costs relating to the storage, handling and distribution of such Product within Co-Packer's distribution network. Variable Warehousing Costs are subject to adjustment pursuant to Section 5.3 hereof.

            5.1(e) During the term of this Agreement, Buyer shall pay on a monthly basis (for each month during the term of this Agreement) the Fixed Costs ("Fixed Costs") set forth in Note 1 on Exhibit B attached hereto for such month; provided that, if this Agreement is terminated early, such Fixed Costs shall be prorated during the final month of the term of this Agreement.

      5.2 Prices charged for Product shall be retroactively adjusted by Co-Packer from time to time to reflect the actual Raw Material Costs and Packaging Costs for such Product. An appropriate payment shall be made to compensate for any such variance, either by Buyer to Co-Packer or by Co-Packer to Buyer, as the case may be, within thirty (30) days of the notification of cost changes given by Co-Packer pursuant to the following sentence. Co-Packer shall notify Buyer in writing of all such cost changes on Buyer's invoice, and Exhibit B attached hereto shall be deemed to be amended to reflect the new prices which shall then be in effect. Upon Buyer's request, Co-Packer shall provide to Buyer in writing a reasonable explanation of any Raw Material Cost and Packaging Cost changes that resulted in the price change; provided that Co-Packer shall not be required to describe specific prices for Raw Material Costs and Packaging Costs where such prices are subject to confidentiality agreements with third parties.

      5.3 At the end of each fiscal quarter of Co-Packer ("Fiscal Quarter"), Manufacturing Variable, Labor and Expense Costs and Variable Warehousing Costs (collectively, "Conversion Costs") charged for Product for the next Fiscal Quarter may be retroactively adjusted by Co-Packer to reflect any reductions in volume during such Fiscal


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Quarter below Co-Packer's historical volume of production for such quarter resulting from shipments of Product manufactured by third-party co-packers to Buyer's customers. Adjustments at times other than the end of each Fiscal Quarter shall be effective as of such time as any actual increases in Conversion Costs occurred. Upon such adjustment, an appropriate payment shall be made by Buyer to Co-Packer to compensate for such variance within thirty (30) days of the notification of cost changes given by Co-Packer pursuant to the following sentence. Co-Packer shall notify Buyer in writing of all such Conversion Cost changes and Exhibit B attached hereto shall be deemed to be amended to reflect the new prices which shall then be in effect. All such written notices shall contain a reasonable explanation of the Conversion Cost change that resulted in the price change.

      5.4 The Variable Warehousing Costs set forth on Exhibit B attached hereto include the cost of pallet services to be provided pursuant to Co-Packer's existing pallet delivery system. Buyer shall pay any amounts that are required to be paid to Co-Packer's pallet provider in connection with the provision of pallet services hereunder, and any amounts that are required to be paid to such pallet provider to obtain the consent of such pallet provider to provide any such pallet services hereunder. Subject to the immediately preceding sentence, Co-Packer shall use reasonable efforts to obtain any consents that may be required from such pallet provider in order to obtain any such pallet services.

      5.5 On January 1, 1998, Co-Packer shall adjust the prices on Exhibit B to reflect the new prices which shall then be in effect for Products listed on Exhibit B as a result of changes in Co-Packer's standard costs.

      5.6 Co-Packer shall invoice Buyer on a monthly basis for all shipments of the Products made for such month, indicating on such invoice (i) a description of all Products shipped, (ii) the quantity of Products shipped and (iii) the total price for such Products. Notwithstanding the time at which title to and risk of loss for the Product passes to Buyer pursuant to Section 4.3 hereof, Buyer shall make payment to Co-Packer within thirty (30) days following the date of such invoice.

      5.7 Buyer's obligation to make payments to Co-Packer under this Agreement shall not be subject to offset or reduction by reason of any amounts alleged to be owing from Co-Packer to Buyer, whether pursuant to the Asset Purchase Agreement or otherwise.

      5.8 Notwithstanding anything to the contrary in this Section 5, Buyer shall not be required to make payment to Co-Packer for any of the raw materials, packaging materials and work-in-process acquired by Buyer pursuant to the Asset Purchase Agreement that is used by Co-Packer to manufacture, process and package the Product pursuant to
Section 1.5 hereof, and the invoices issued with respect to such Product will not reflect any charge for such raw materials, packaging materials and work-in-process or, if such invoices do so reflect a charge for such materials, such invoices shall also reflect a credit in the amount that Buyer paid for such materials pursuant to the terms of the Asset Purchase Agreement. To the extent that Co-Packer uses raw materials, packaging materials and work-in-process acquired by Buyer pursuant to the Asset Purchase Agreement in order to manufacture, process and package the Co-Packer Product, Buyer shall be entitled to a credit on the first invoices issued pursuant to this Agreement after such use.

6.    Term and Termination

      6.1 The term of this Agreement shall commence on the Closing Date and shall expire on April 1, 1998, unless terminated earlier in accordance with the provisions of this Section 6 or by Buyer upon 60 days' prior written notice to Co-Packer.

      6.2 Either party may immediately terminate this Agreement if a Default (as defined below) by the other party has occurred and is continuing by giving written notice thereof to the defaulting party. The term "Default" shall mean any of the following:

            (i) failure by a party to comply with or to perform any material provision or condition of this Agreement for ten (10) days after written notice thereof to such party; or

            (ii) a party becomes insolvent, is unable to pay its debts as they mature or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency or similar laws; or makes an assignment for the benefit of creditors; or is named in, or its property is subject to a suit for appointment of a receiver; or is dissolved or liquidated; or

            (iii) any warranty made in this Agreement is breached, false, or misleading in any material respect.

      In the event of such termination, the non-defaulting party shall be entitled to pursue any remedy provided in law or equity, including injunctive relief and the right to recover any damages it may have suffered by reason of such Default.

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      6.3 Upon termination or expiration of this Agreement, Buyer shall purchase from Co-Packer any and all raw materials, packaging materials (including labels) and work-in-process held by Co-Packer for use in production of Product at Co-Packer's costs therefor and all finished goods then held by Co-Packer at the prices set forth on Exhibit B. Co-Packer shall submit an invoice to Buyer for the costs of such materials (which invoice shall be accompanied by the invoices or vouchers for such costs) and finished goods, which Buyer shall pay within thirty (30) days of receipt.

      6.4 Upon termination or expiration of this Agreement, all rights, obligations, and causes of action accruing hereunder prior to such termination shall survive and the provisions of this Agreement shall continue to be controlling for the purpose of determining the rights of the parties hereto. The waiver or repeated waiver by either party hereto of any breach of any provision of this Agreement by the other party shall not be deemed a waiver of a future breach.

      6.5 Upon termination or expiration of this Agreement, Buyer shall remove the Equipment from the Facilities in accordance with Section 2.3 hereof.

      6.6 The provisions of Sections 6, 7, 8 and 9 hereof shall survive any termination or expiration of this Agreement.

7.    Confidentiality

      7.1 Co-Packer shall regard as confidential and proprietary all of the information communicated to it by Buyer in connection with this Agreement (which information shall at all times be the property of Buyer). Co-Packer shall not, without Buyer's prior written consent, at any time (a) use such information for any purpose other than in connection with the performance of its obligations under this Agreement or (b) disclose any portion of such information to third parties, excluding Co-Packer's agents or subcontractors which are directly performing services for Co-Packer in connection with this Agreement. Co-Packer shall at the termination or expiration of this Agreement return to Buyer all such information which is in written or tangible form (including all copies, summaries and notes of the contents thereof).

            Notwithstanding the foregoing, Co-Packer's obligations pursuant to this Section 7.1 shall not apply to (i) information that, at the time of disclosure, is, or after disclosure becomes part of, the public domain other than as a consequence of Co-Packer's breach, (ii) information that was known or otherwise available to Co-Packer prior to the disclosure by Buyer (other than as a result of Co-Packer's ownership of the Business prior to the date of this Agreement), (iii) information disclosed by a third party to Co-Packer after the disclosure by Buyer, if such third party's disclosure neither violates any obligation of the third party to Buyer nor is a consequence of Co-Packer's breach, (iv) information that Buyer authorizes in writing for release or (v) information which is independently developed by Co-Packer.

      7.2 Buyer shall regard as confidential and proprietary all of the information communicated to it by Co-Packer in connection with this Agreement (which information shall at all times be the property of Co-Packer). Buyer shall not, without Co-Packer's prior written consent, at any time (a) use such information for any purpose other than in connection with the performance of its obligations under this Agreement or (b) disclose any portion of such information to third parties, excluding Buyer's agents or subcontractors which are directly performing services for Buyer in connection with this Agreement. Buyer shall at the termination or expiration of this Agreement return to Co-Packer all such information which is in written or tangible form (including all copies, summaries and notes of the contents thereof).

            Notwithstanding the foregoing, Buyer's obligations pursuant to this
Section 7.2 shall not apply to (i) information that, at the time of disclosure, is, or after disclosure becomes part of, the public domain other than as a consequence of Buyer's breach, (ii) information that was known or otherwise available to Buyer prior to the disclosure by Co-Packer, (iii) information disclosed by a third party to Buyer after the disclosure by Co-Packer, if such third party's disclosure neither violates any obligation of the third party to Co-Packer nor is a consequence of Buyer's breach, (iv) information that Co-Packer authorizes, in writing, for release, or (v) information that is acquired by Buyer pursuant to the terms of the Asset Purchase Agreement.

      7.3 Each of the parties hereto agrees that any breach of this Section 7 by such party, its employees, agents or subcontractors shall cause irreparable injury to the other party, that the other party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and, further, each party agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy.

8.    Guarantees and Indemnifications

      8.1 Co-Packer represents and warrants that it has delivered to Buyer an executed Continuing Guaranty in the form of Exhibit D hereto for all Product manufactured, processed and packaged for Buyer pursuant to this Agreement.

      8.2 Co-Packer shall indemnify Buyer for all claims, actions and other liabilities, including reasonable legal fees or other costs (collectively, "Losses"), that may be claimed, asserted or recovered against Buyer (i) by any person, firm or corporation on account of any actual or alleged damage to property, injury or death occurring to any person arising out of any obligation defaulted upon by Co-Packer under this Agreement (including any recalls of products), (ii) out of actual or alleged injury to person or property or death occurring to any Co-Packer employees, agents or any other individuals on Co-Packer's premises and (iii) for any negligent acts or omissions of Co-Packer employees or agents, in each case other than Losses arising from adherence to the Specifications and other than consequential damages or lost profits. Buyer shall indemnify Co-Packer for all Losses that arise from any complaints, claims or legal actions (a) alleging infringement of any letters patent, trademarks, copyrights or otherwise, resulting from the use of any packaging materials (including labels) or new Specifications for the Product, (b) brought by any governmental authority against or concerning the Product or (c) that in any way arise in connection with the quality of the Product (including a defect in any Product attributable to the Specifications relating thereto), except if such liability arises as a result of Co-Packer's breach of any of its obligations under this Agreement.

      8.3 In order for a party (the "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand, made by any person, firm, governmental authority or corporation against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the indemnifying party in writing of the Third Party Claim within ten (10) business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure.

      If a Third Party Claim is made against an Indemnified Party, the indemnifying party will be entitled to participate in the defense thereof and, upon notice to the Indemnified Party, to assume the defense thereof; provided that (i) the indemnifying party's counsel is reasonably satisfactory to the Indemnified Party, and (ii) the indemnifying party shall thereafter consult with the Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such suit, action or proceeding. If the indemnifying party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. The indemnifying party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the indemnifying party has not assumed the defense thereof, but the indemnifying party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Whether or not the indemnifying party chooses to defend or prosecute any Third Party Claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent, which shall not be unreasonably withheld.

      Any payment pursuant to this Section 8.3 shall be made not later than thirty (30) days after receipt by the indemnifying party of written notice from the Indemnified Party stating that any Third Party Claim has been paid by any Indemnified Party and the amount thereof and the indemnity payment requested. Any payment not made when due shall accrue interest at the rate of one and one-half percent (1 1/2%) per month until paid in full.

      8.4 Notwithstanding anything herein to the contrary, in no event shall Co-Packer or Buyer be liable to the other party under any provision of this Agreement for any consequential, incidental or punitive damages or lost profits; provided, however, that Co-Packer shall be responsible for Buyer's cost of cover and any incidental damages incurred by Buyer in connection with any Defective Product.

      8.5 Co-Packer shall promptly notify Buyer, and Buyer shall promptly notify Co-Packer, if Co-Packer or Buyer, as the case may be, reasonably determines at any time, or is notified orally or in writing by any public authority, that any Product ("Designated Product") is or may be contaminated or adulterated or otherwise poses a health risk. In any such case, Buyer shall promptly follow all instructions delivered by Co-Packer with respect to: (i) public announcements regarding such Designated Product, (ii) recalls, withdrawals or seizures of such Designated Product and (iii) any other action reasonably requested by Co-Packer in connection with such Designated Product. Buyer shall pay all costs and expenses associated with any actions taken with respect to Designated Product pursuant to this Section 8.5; provided that payment of such costs and expenses by Buyer shall not be deemed to prejudice or otherwise affect Buyer's rights under Section 8.2 hereof.

9.    Miscellaneous

      9.1 With reasonable prior notice to Co-Packer and to the extent reasonably necessary to protect its rights under this Agreement, Buyer shall have the right
(a) to inspect only those areas of the Facilities where the Product is produced and stored during hours when the Product is being manufactured and (b) to review Co-Packer's manufacturing records pertaining to the Product during regular business hours. Representatives of Buyer shall be allowed access only to those areas of the Facilities where Product is situated for the purpose of inspecting the Product prior to delivery to Buyer. In addition, Co-Packer shall provide Buyer on a timely basis with copies of all written inspection reports relating to the Facilities which are issued to Co-Packer by the U.S. Food and Drug Administration or any state or local food and drug or similar agency (but only to the extent such reports relate to the Product).

      9.2 If Co-Packer is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental authority, riot, war, rebellion, or other causes beyond the reasonable control of Co-Packer or other acts of God, then upon written notice to Buyer, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability. Co-Packer shall make all reasonable efforts to remove such disability within thirty (30) days of giving notice of such disability. If the disability continues for more than ten (10) days after the cessation of the reason for such disability, Buyer shall have the right to terminate this Agreement, and neither party shall thereafter have any further rights or obligations hereunder, except as set forth in Section 6. During said period, Buyer may seek to have its needs, which would otherwise be met hereunder, met by others without liability to Co-Packer hereunder.

      9.3 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

      9.4 Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction such invalidity, illegality or unenforceability shall not affect any other provision hereof.

      9.5 This Agreement and any rights and obligations hereunder shall not be assignable or transferrable by Buyer or Co-Packer (including by operation of law in connection with a merger or sale of stock, or sale of substantially all the assets, of Buyer or Co-Packer), without the prior written consent of the other party, provided that, without the consent of Co-Packer, Buyer may assign its rights hereunder (i) to one or more wholly owned subsidiaries of Buyer upon written notice of such assignment to Co-Packer, (ii) to Buyer's secured lenders as collateral to secure indebtedness of Buyer or (iii) in connection with the sale of all or substantially all of the assets of the Business to any unaffiliated third party (regardless of the form of transaction) (it being understood, however, that no such assignment shall limit or otherwise affect Buyer's obligations hereunder) and provided further that, without the consent of Buyer, Co-Packer may assign its rights hereunder to one or more wholly owned subsidiaries of Co-Packer upon written notice of such assignment to Buyer (it being understood, however, that no such assignment shall limit or otherwise affect Co-Packer's obligations hereunder).

      9.6 This Agreement and the Asset Purchase Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter.

      9.7 No alleged waiver, modification or amendment to this Agreement or the Exhibits hereto shall be effective against either party hereto, unless in writing, signed by the party against which such waiver, modification or amendment is asserted, and referring specifically the provision hereof alleged to be waived, modified or amended; provided, however, that Exhibit B attached hereto may be amended by Co-Packer in accordance with the provisions of Sections 1.2, 5.2, 5.3 and 5.5.

      9.8 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

            If to Co-Packer: Kraft Foods, Inc.
                             Three Lakes Drive
                             Northfield, IL  60093
                             Attention: General Counsel
                             Telecopy No.: (847) 646-2950

            with a copy to:  Kraft Foods, Inc.
                             Three Lakes Drive
                             Northfield, Illinois 60093
                             Attention: Theodore Banks
                                        Associate General Counsel
                             Telecopy No.: (708) 646-4431

            If to Buyer:     Aurora Foods Inc.
                             445 Hutchinson Avenue, Suite 960
                             Columbus, Ohio 43235
                             Attention: President
                             Telecopy No.: (614) 436-6655

            with a copy to:  Dartford Partnership, L.L.C.
                             456 Montgomery Street, Suite 2200
                             San Francisco, California 94133
                             Attention: Ian Wilson
                             Telecopy No.: (415) 982-3023

            Either party may change its mailing address by written notice to the other party in accordance with this Section 9.8.

      9.9 The failure or delay of either party to insist upon the other party's strict performance of the provisions in this Agreement or to exercise in any respect any right, power, privilege, or remedy provided for under this Agreement shall not operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any right, power, privilege, or remedy preclude other or further exercise thereof, or the exercise of any other right, power, privilege, or remedy; provided, however, that the obligations and duties of either party with respect to the performance of any term or condition in this Agreement shall continue in full force and effect.

      9.10 Nothing contained herein shall be deemed or construed to create any partnership or joint venture between Buyer and Co-Packer. All activities by Co-Packer under the terms of this Agreement shall be carried on by Co-Packer as an independent contractor and not as an agent for or employee of Buyer. Under no circumstances shall any employee of Co-Packer be deemed or construed to be an employee of Buyer.

      9.11 Buyer shall pay all sales, revenue, excise or other federal, state or local taxes payable with respect to any purchase or shipment of Product hereunder, excluding franchise, ad valorem, or income taxes of Co-Packer. In lieu of sales taxes, Buyer may provide Co-Packer with an appropriate sales tax exemption certificate acceptable to the relevant taxing authority.

      9.12 The headings and captions contained in this Agreement and any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word "including" herein shall mean "including without limitation."

      9.13 This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

      9.14 Any dispute between the parties hereto arising under or in connection with this Agreement shall be settled exclusively by negotiation or arbitration in accordance with the provisions of Section 30 of the Asset Purchase Agreement.

                                  *  *  *  *  *

            IN WITNESS WHEREOF, the parties hereto have duly executed this Transitional Co-Pack Agreement as of the date and year first written above.

                                     KRAFT FOODS, INC.


                                     BY:       /s/ William J. Eichar
                                              -------------------------------
                                              Title: Vice President

                                     AURORA FOODS INC.
                                     (formerly MBW FOODS INC.)


                                     BY:       /s/ James B. Ardrey
                                              -------------------------------
                                              Title: Executive Vice President

                                    EXHIBIT A

                                 EQUIPMENT LIST

Reference is made to the Equipment (as defined in the Asset Purchase Agreement).

                                    EXHIBIT B

                              PRODUCTS AND PRICING

                                  See attached.

In addition, Buyer shall bear all costs of promotional packaging materials and corresponding incremental costs.

                                    EXHIBIT C

                                CO-PACKER PRODUCT

            Product Number                          Product Description
            --------------                          -------------------
--------------------------------------------------------------------------------
                 06476                         100/2oz Kraft Syrup SSCups
--------------------------------------------------------------------------------
                 07852                           4/1 gallon Kraft Syrup
--------------------------------------------------------------------------------
                 06510                        100/1.4oz Kraft Syrup SSCups
--------------------------------------------------------------------------------
                000360                            Log Cabin Reg 24/12oz
--------------------------------------------------------------------------------
                000370                            Log Cabin Reg 12/24oz
--------------------------------------------------------------------------------
                000390                            Log Cabin Reg 9/36oz
--------------------------------------------------------------------------------
                000530                           Log Cabin Lite 12/12oz
--------------------------------------------------------------------------------

                                    Exhibit D

                               CONTINUING GUARANTY

                                Aurora Foods Inc.
                            (formerly MBW Foods Inc.)

                                Gentlemen/Ladies:

      The undersigned hereby guarantees the article or articles comprising each shipment or other delivery of Product (as defined in the Transitional Co-Pack Agreement, dated as of the date hereof, by and between you and the undersigned (the "Transitional Co-Pack Agreement")), hereafter made by the undersigned to you, or on your order, or to or on the order of any subsidiary or affiliated company of yours, as of the date of each shipment or delivery, to be, on such date, not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, and not an article which may not, under the provisions of
Section 404 or 505 of the Act, be introduced into the Interstate Commerce, and to be not adulterated or misbranded within the meaning of the statutes of any state of the United States.

      The undersigned further agrees that the above guaranty shall apply to all Product which it shall sell to you hereafter pursuant to the terms of the Transitional Co-Pack Agreement. Dated this 1st day of July, 1997.

                                  KRAFT FOODS, INC.
                                  Three Lakes Drive
                                  Northfield, IL  60093


                                  By:
                                          ---------------------------------


                                  Name:
                                          ---------------------------------


                                  Title:
                                          ---------------------------------